
                                  NSAR ITEM 77O
                VK Advantage Pennsylvania Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES      % OF UNDERWRITING   DATE OF PURCHASE
                                                                            PURCHASED


         1          Virgin Island Public Financing      PaineWebber         1,000,000                0.335%          11/10/99



Underwriting Participants:

Underwriters for #1
Morgan Stanley & Co. Incorporated
Roosevelt & Cross